UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 14, 2016
(Date of earliest event reported)

Cinedigm Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-31810	22-3720962
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

902 Broadway, 9th Floor, New York, New York	10010
(Address of principal executive offices)	(Zip Code)

212-206-8600
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

On July 14, 2016, Cinedigm Corp. (the "Company") entered into certain financing transactions including: (i) the issuance of $2.0 million principal amount of loans, due 2019 (the "Initial Loan"), and shares of the Company's Class A common stock, par value $0.001 per share (the "Common Stock") in connection with the Initial Loan, and (ii) an amendment to its Credit Agreement (as defined below) that, among other things, lowered the minimum liquidity requirement to $800,000 through June 30, 2017 and permitted the Initial Loan and certain additional loans. These transactions, together with the Settlement Agreement Amendment (as defined below) and Commitment Letter (as defined below) (collectively, the "Transactions"), described more fully below, were consummated on July 14, 2016.

On July 14, 2016, the Company entered into a Second Lien Loan Agreement (the "Loan Agreement") with a lender, an affiliate of Ronald L. Chez (the "Lender"), for the Initial Loan in the aggregate principal amount of $2.0 million, and certain additional subsequent loans (collectively, with the Initial Loan, the "Loans"). The maturity date of the Loans is June 30, 2019. The Loans bear interest at 12.75%, payable 7.5% in cash and 5.25% in cash or in kind at the Company's option, and the Lender received an aggregate of 196,000 shares (the "Lender Shares") of Common Stock in connection with the Initial Loan. In addition, the Lender, as lead lender under the Loan Agreement, received a fee of 210,000 shares of Common Stock (the "Loan Fee Shares" and together with the Lender Shares, the "Loan Shares") and warrants to purchase 200,000 shares of Class A common stock (the "Warrants"). The Loans may be prepaid without premium or penalty and contain customary covenants, representations and warranties. Under the Loan Agreement, subsequent lenders may make up to an aggregate of $9.0 million principal amount of additional Loans, and such subsequent lenders will receive 98,000 shares of Common Stock, subject to adjustment, per $1.0 million principal amount of Loans made.  The Company also received from the Lender a backstop commitment for an additional $2.0 million of Loans and a commitment from Christopher McGurk, its Chief Executive Officer (the "Commitment Letter"), to invest in $0.5 million of Loans, in both cases within 60 days after the date of the Loan Agreement.  The proceeds of the Loans will be used for the payment of fees and expenses incurred in connection with the Loans and the other Transactions, and for working capital and general corporate purposes.

The obligations under the Loans are secured on a second lien basis and are subordinate to the obligations of the Company and the Guarantors under the Credit Agreement. The obligations under the Loans are guaranteed by certain of the Company's existing and future subsidiaries, including ADM Cinedigm Corp., Vistachiara Productions Inc., Vistachiara Entertainment, Inc., Cinedigm Entertainment Corp., Cinedigm Entertainment Holdings, LLC, Cinedigm Home Entertainment, LLC, Docurama, LLC, Dove Family Channel, LLC, Cinedigm OTT Holdings, LLC and Cinedigm Productions, LLC (collectively, the "Guarantors"), and the Company and each Guarantor pledged substantially all of its assets (other than, on the part of the Company, its assets related to its digital cinema deployment business) to secure the obligations under the Loans. Accordingly, the Company and each of the Guarantors entered into a guaranty  agreement (the "Guaranty Agreement") and a security agreement (the "Security Agreement") pursuant to which each Guarantor guaranteed the obligations of the Company under the Loans and the Company and each Guarantor pledged the assets described above to secure such obligations.

As a post-closing obligation under the Loan Agreement, the Company agreed to enter into a registration rights agreement with the Lender pursuant to which it will register the resale of the Loan Shares under the Securities Act of 1933, as amended (the "Act").

The Warrants have a 7-year term and are immediately exercisable at $1.34, as to 100,000 shares, and $1.68, as to 100,000 shares. The Warrants contain a customary cashless exercise provision and certain anti-dilution adjustments.

On July 14, 2016, the Company entered into Amendment No. 4 and Consent (the "Amendment") to the Second Amended and Restated Credit Agreement dated as of April 29, 2015 among the Company, the Lenders party thereto and Société Générale as Administrative Agent and CIT Bank N.A. (formerly known as OneWest Bank N.A., the successor in interest to OneWest Bank, FSB), as Collateral Agent (as amended, the "Credit Agreement") which, among other things, lowered the minimum liquidity requirement to $800,000 through June 30, 2017 and permitted the consummation of the Loans. In addition, on July 14, 2016, certain of the Guarantors entered into a Guaranty Supplement with the Administrative Agent (the "Guaranty Supplement"), and the Company and the Guarantors entered into a Second Amended and Restated Security Agreement (the "Amended and Restated Security Agreement"), and a Pledge Agreement (the "Pledge Agreement") with the Collateral Agent.  Pursuant to the Guaranty Supplement, Amended and Restated Security Agreement, the same assets of the Company and the Guarantors securing the Loans will also secure the Credit Agreement, provided that the obligations under the Credit Agreement are secured on a first lien basis.

On July 14, 2016, the Company entered into an amendment (the "Settlement Agreement Amendment") to the Settlement Agreement (the "Settlement Agreement") dated as of July 30, 2015 among the Company and Ronald L. Chez, the Chez Family Foundation, Sabra Investments, LP, Sabra Capital Partners, LLC, and Zvi Rhine pursuant to which (i) the Company issued 155,000 shares of Common Stock to an affiliate of Mr. Chez as a fee for his service as Strategic Advisor in excess of what was contemplated by the Settlement Agreement, (ii) Mr. Chez's role as Strategic Advisor to the Company was terminated, (iii) Mr. Chez was appointed to the Company's Board of Directors (the "Board") and will be nominated and recommended for election to the Board for the period of time until Mr. Chez's beneficial ownership of Cinedigm securities drops below 5%, and (iv) the rights of the parties thereto to designate nominees for election to the Board were terminated.

The Company has been working at length on a comprehensive set of financing transactions to raise capital and strengthen its balance sheet. These transactions include the Loans discussed above and are expected to include, in addition: (i) the issuance of additional Loans and (ii) the exchange with holders of the Company's 5.5% convertible notes due 2035 and the Company's 9% subordinate notes due 2018 of (x) such holders' notes for new notes due 2019 at a reduced principal amount than the principal amount of existing notes exchanged, secured on a third lien basis, and (y) shares of Common Stock (the "Exchange"). Although the Company hopes that these additional transactions will be consummated in the near future, it currently has no commitments or definitive agreements from any of the additional potential additional Loan holders (other than the commitments of $2.5 million from the Lender and Mr. McGurk described above), the holders of notes who may participate in the Exchange, or the lenders under the Cinedigm Credit Agreement, whose consent will be required.

The foregoing descriptions of the Loan Agreement, the Guaranty Agreement, the Security Agreement, the Warrant,  the Amendment, the Guaranty Supplement, the Amended and Restated Security Agreement, the Pledge Agreement, the Commitment Letter and the Settlement Agreement Amendment are qualified in their entirety by reference to the such documents, which are filed as Exhibits 10.1, 4.2, 4.3, 4.1, 10.2, 4.4, 4.5, 4.6, 10.4 and 10.3, respectively, to this Form 8-K and are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated herein by reference.

Item 3.02    Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 above is incorporated herein by reference. The securities related to the Second Lien Loans were issued and sold pursuant to Section 4(a)(2) of the Act.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers, Compensatory Arrangements of Certain Officers.

(b) Effective July 14, 2016, Martin B. O'Connor II and Blair M. Westlake resigned from the Board.

(d) Effective July 14, 2016, the Company appointed Ronald L. Chez to the Board to serve in accordance with the Company's by-laws. Mr. Chez filled an existing vacancy and has been appointed as Lead Director.

Mr. Chez has served as Strategic Advisor to the Company since July 2015. In this capacity, Mr. Chez advised the Company on strategic transactions, operational issues and opportunities.  Mr. Chez is the President and sole owner of Ronald L. Chez, Inc., a corporation that provides financial management consulting, invests in public and private companies, and structures new ventures. He is Co-Chairman of Merriman Capital, and is the Chairman of EpiWorks, Inc., a manufacturer of compound semi-conductors based in Champaign, Illinois. Mr. Chez has been a director, officer, and co- founder of several private and public companies.  He is Chairman of the Chez Family Foundation, which has been involved in numerous philanthropic activities, including: the Chicago Youth Success Foundation (CYSF), which provided Chicago's public high schools with a broader range of extracurricular activities; The Chez Family Scholarship Fund, based at the University of Illinois, which assists economically disadvantaged students from the inner city; the Center for Urological Health at NorthShore University Health Systems; and the Chez Center for Wounded Veterans in Higher Education, which is located at the University of Illinois.  Mr. Chez is on the Advisory Board of the Wounded Warriors Foundation, as well as a General Trustee for the Lincoln Academy, which honors noted Illinoisans. Mr. Chez is also an Executive Producer of Woody Allen's theatrical releases. Mr. Chez graduated from the University of Illinois, Bronze Plaque with special honors, with a Bachelors of Arts degree in Political Science. He is a member of the Phi Beta Kappa Society.

The information set forth under Item 1.01 above is incorporated herein by reference.

A press release announcing Mr. Chez's appointment as a director was issued on July 15, 2016 and is filed as Exhibit 99.1 to this Form 8-K.

Item 9.01.             Financial Statements and Exhibits.

Exhibit No.	Description

4.1	Warrant dated July 14, 2016.
4.2	Guaranty Agreement, dated as of July 14, 2016, among the Guarantors and Cortland Capital Market Services LLC as Administrative and Collateral Agent.
4.3	Security Agreement, dated as of July 14, 2016, among the Company, the Guarantors and Cortland Capital Market Services LLC as Administrative and Collateral Agent.
4.4
Supplement No. 1 to Guaranty Agreement, dated as of July 14, 2016, among Docurama, LLC, Dove Family Channel, LLC, Cinedigm OTT Holdings, LLC, Cinedigm Productions, LLC in favor of Société Générale, as Administrative Agent.

4.5	Second Amended and Restated Security Agreement, dated as of July 14, 2016 among the Company, the Guarantors and CIT Bank, N.A., as Collateral Agent.
4.6	Pledge Agreement, dated as of July 14, 2016 among the Guarantors and CIT Bank, N.A., as Collateral Agent.

10.1	Second Lien Loan Agreement, dated as of July 14, 2016, among the Company, the lenders party thereto and Cortland Capital Market

Services LLC as Administrative and Collateral Agent.
10.2
Amendment No. 4 and Consent to Second Amended and Restated Credit Agreement dated as of April 29, 2015 among the Company, the Lenders party thereto and Société Générale as Administrative Agent and CIT Bank N.A. (formerly known as OneWest Bank N.A., the successor in interest to OneWest Bank, FSB), as Collateral Agent.

10.3	Amendment No. 1 to Settlement Agreement, dated as of July 14, 2016, among the Company, Ronald L. Chez, the Chez Family Foundation, Sabra Investments, LP, Sabra Capital Partners, LLC, and Zvi Rhine.
10.4	Commitment Letter, dated July 14, 2016, between Christopher J. McGurk and the Company.
99.1	Press release of the Company dated July 15, 2016 announcing the appointment to the Board of Ronald L. Chez.

SIGNATURE

Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated as of July 18, 2016

By:	/s/ Gary S. Loffredo
Name:	Gary S. Loffredo
Title:	President, Digital Cinema, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

4.1	Warrant dated July 14, 2016.
4.2	Guaranty Agreement, dated as of July 14, 2016, among the Guarantors and Cortland Capital Market Services LLC as Administrative and Collateral Agent.
4.3	Security Agreement, dated as of July 14, 2016, among the Company, the Guarantors and Cortland Capital Market Services LLC as Administrative and Collateral Agent.
4.4
Supplement No. 1 to Guaranty Agreement, dated as of July 14, 2016, among Docurama, LLC, Dove Family Channel, LLC, Cinedigm OTT Holdings, LLC, Cinedigm Productions, LLC in favor of Société Générale, as Administrative Agent.

4.5	Second Amended and Restated Security Agreement, dated as of July 14, 2016 among the Company, the Guarantors and CIT Bank, N.A., as Collateral Agent.
4.6	Pledge Agreement, dated as of July 14, 2016 among the Guarantors and CIT Bank, N.A., as Collateral Agent.
10.1	Second Lien Loan Agreement, dated as of July 14, 2016, among the Company, the lenders party thereto and Cortland Capital Market Services LLC as Administrative and Collateral Agent.
10.2
Amendment No. 4 and Consent to Second Amended and Restated Credit Agreement dated as of April 29, 2015 among the Company, the Lenders party thereto and Société Générale as Administrative Agent and CIT Bank N.A. (formerly known as OneWest Bank N.A., the successor in interest to OneWest Bank, FSB), as Collateral Agent.

10.3	Amendment No. 1 to Settlement Agreement, dated as of July 14, 2016, among the Company, Ronald L. Chez, the Chez Family Foundation, Sabra Investments, LP, Sabra Capital Partners, LLC, and Zvi Rhine.
10.4	Commitment Letter, dated July 14, 2016, between Christopher J. McGurk and the Company.
99.1	Press release of the Company dated July 15, 2016 announcing the appointment to the Board of Ronald L. Chez.